UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Barnes & Noble Education, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-0599018
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 Mountain View Blvd

Basking Ridge, NJ 07920

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-202298

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

For description of the securities of Barnes & Noble Education, Inc. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the heading “Description of Our Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (No. 333-202298) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on February 26, 2015, as amended by any amendments to the Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits

No exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BARNES & NOBLE EDUCATION, INC.

Date: July 13, 2015	By:	/s/ Bradley A. Feuer
		Name:	Bradley A. Feuer
		Title:	Vice President, General Counsel and Corporate Secretary